Exhibit 99.1
FOR IMMEDIATE DISTRIBUTION
FuelCell Energy Taps Energy Industry Executive to Lead Firm’s Global Commercial Development
DANBURY, Conn. — Feb. 9, 2010 — FuelCell Energy, Inc. (NasdaqNM: FCEL), a leading manufacturer of high efficiency ultra-clean power plants using renewable and other fuels for commercial, industrial, government and utility customers, today announced the appointment of Chip Bottone as Senior Vice President and Chief Commercial Officer.
His focus at FuelCell Energy is to accelerate profitable revenue growth by capitalizing on heightened demand by the world’s industrialized and emerging nations for clean, alternative forms of energy generation — a need well-matched by the company’s Direct FuelCell® (DFC®) power plants. He is also responsible for developing and implementing strategies to further expand the company’s market opportunities and growth potential.
Bottone’s qualifications include 25 years of experience at Ingersoll Rand Company, the diversified multi-national industrial concern where he held a series of roles culminating in President of the Energy Systems division. There he built a global alternative energy business providing distributed energy and environmental solutions for customers in the U.S., China and Europe. He also was a senior executive for the company’s Power Generation business and its Portable Power division, among others. During his tenure, he managed business activities with operations in the U.S., the United Kingdom, China, India, the Middle East, Africa, Eastern Europe and Russia. Throughout his career at Ingersoll Rand, Bottone increased sales and profitability for his areas of responsibility.
“As an executive who brings senior strategic management skills, long-standing customer relationships and deep experience in the energy industry, Chip is ideal for leading our drive to grow the size and pace of our order pipeline,” said R. Daniel Brdar, Chairman and CEO of FuelCell Energy. “His record of executing innovative strategies and building businesses will be especially important in our efforts to develop and capture new markets. We’re delighted to have him aboard.”
Bottone earned his undergraduate degree in Mechanical Engineering from the Georgia Institute of Technology, and holds a Certificate of Professional Development from The Wharton School at the University of Pennsylvania.
About FuelCell Energy
FuelCell Energy is the world leader in the development and production of stationary fuel cells for commercial, industrial, municipal and utility customers. FuelCell Energy’s ultra-clean and high efficiency DFC® fuel cells are generating power at over 55 locations worldwide. The company’s power plants have generated over 400 million kWh of power using a variety of fuels including renewable wastewater gas, biogas from beer and food processing, as well as natural gas and other hydrocarbon fuels. FuelCell Energy has partnerships with major power plant developers and power companies around the world. The company also receives funding from the U.S. Department of Energy and other government agencies for the development of leading edge technologies such as fuel cells. For more information please visit our website at www.fuelcellenergy.com.

FuelCell Energy Taps Bottone for Chief Commercial Officer
This news release contains forward-looking statements, including statements regarding the Company’s plans and expectations regarding the continuing development and commercialization of its fuel cell technology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.
Direct FuelCell, DFC, DFC/T, DFC-H2 and FuelCell Energy, Inc. are all registered trademarks of FuelCell Energy, Inc. DFC-ERG is a registered trademark jointly owned by Enbridge, Inc. and FuelCell Energy, Inc.

Contact:	ir@fce.com (203) 825-6153
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